                              FIRST BANK NATIONAL ASSOCIATION
                                      FINANCING FOR
                                     AMERICABLE, INC.
                                          AND
                             CABLE DISTRIBUTION SYSTEMS, INC.

                                 POST-CLOSING DOCUEMENTS


A.  AMENDMENT NO. 1 (11/29/93)

    1.  Amendment with attached Acknowledgements
        a.  Adanac
        b.  NSU

    2.  Amended Supplement A

B.  WAIVER AND AMENDMENT NO. 2 (3/3/95)

    1.  Amendment with attached Acknowledgements
        a.  Adanac
        b.  NSU

    2.  Amended Supplement A

C.  WAIVER AND AMENDMENT NO. 3 (5/31/96)

    1.  Amendment with attached Acknowledgements
        a.  Adanac
        b.  NSU

    2.  Amended Supplement A

D.  AMENDMENT NO. 4 (6/28/96)

    1.  Letter Amendment with attached Acknowledgement
        a.  NSU

E.  AMENDMENT NO. 5 (7/31/96)

    1.  Letter Amendment with attached Acknowledgement

        a.  NSU

F.  AMENDMENT NO. 6 (8/9/96)

    1.  Amendment

    2.  Amended Supplement A

    3.  Americable's Secretary's Certificate
        a.  Resolutions
        b.  Articles
        c.  Bylaws
        d.  Incumbency and Signature Specimen

    4.  Cable's Secretary's Certificate
        a.  Resolutions
        b.  Articles
        c.  Bylaws
        d.  Incumbency and Signature Specimen

    5.  Transition Guaranty

    6. Transition Security Agreement (See Separate Volume pertaining to Transition Loan and Security Agreement)

    7. Transition's Secretary's Certificate (See Separate Volume pertaining to Transition's Loan and Security Agreement)
        a.  Resolutions
        b.. Articles
        c.  Bylaws
        d.  Incumbency and Signature Specimen

    8.  NSU Acknowledgment

    9.  Americable's Good Standing Certificates
        a.  Minnesota
        b.  Texas
        c.  Illinois (post-closing)
        d.  North Dakota
        e.  Wisconsin (post-closing)

    10.  Cable's Good Standing Certificates
        a.  Georgia

G.  LETTER OF CONSENT (2/27/97)

    1.  Consent

H.  AMENDMENT NO. 7 (5/29/97)

    1.  Amendment

    2.  Amended Supplement A

    3.  Americable's Secretary's Certificate
        a.  Resolutions
        b.  Articles
        c.  Bylaws
        d.  Incumbency and Signature Specimen

    4.  Cable's Secretary's Cetificate

        a.  Resolutions
        b.  Articles
        c.  Bylaws
        d.  Incumbency and Signature Specimen

                                    SEVENTH AMENDMENT TO
                     AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of May 29, 1997, and is by and among AMERICABLE, INC., a Minnesota corporation ("Americable"), and CABLE DISTRIBUTION SYSTEMS, INC., a Georgia corporation ("Cable"), (Americable and Cable are hereinafter each individually referred to as a "Borrower" and collectively as the "Borrowers" and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement.

                                           RECITALS

     WHEREAS, the Borrowers and the Bank are parties to an Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, as amended by a First Amendment dated as of November 29, 1993, a Waiver, a Second Amendment dated March 3, 1995, a Third Amendment dated May 31, 1996, a letter amendment dated June 28, 1996, a letter amendment dated July 31, 1996 and a Sixth Amendment dated as of August 9, 1996 (as so amended, the "Loan Agreement");

     WHEREAS, the Borrowers and the Bank desire to further amend the terms of the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1 - AMENDMENTS TO THE LOAN AGREEMENT

     1.1 Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          (a) The definitions of "Americable Spin-off", "Guarantor", "Guaranty Documents", "Loan Documents", "Obligations" and "Obligor", "Tangible Net
Worth," and "Unused Credit Amount" appearing in Section 1.1 of the Loan Agreement are respectively amended in their entireties to read as follows:

               "'Americable Spin-off'": North Star Universal, Inc.'s spin-off of not less than 90% of its stock ownership in Americable to ENStar Inc., a Minnesota corporation ("ENStar").

               'Guarantor':  None.

               'Guaranty Documents':  None.

               'Loan Documents': This Agreement, any Note, the Subordination Agreement and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or the Collateral.

                'Obligations': All of the liabilities, obligations and indebtedness of the Borrowers to the Bank of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including, without limitation, (a) the Borrowers' obligations under the Loan Documents, including obligations of performance, (b) the Borrowers' obligations with respect to any "Letter of Credit" or any "Application" described in this Agreement, and (c) interest, charges, expenses, Attorneys' Fees and other sums chargeable to the Borrowers by the Bank under the Loan Documents. "Obligations" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

                'Obligor':  The Borrowers.

                'Tangible Net Worth': As of any date of determination, the sum of the amounts set forth on the unconsolidated balance sheet of Americable as the common stock, preferred stock, additional paid-in capital, and retained earnings of Americable (excluding treasury stock), less the book value of all assets of Americable that would be treated as intangible assets under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expense, unamortized deferred charges and Investments in the CorVel Pledged Stock.

                'Unused Credit Amount': The Credit Amount minus the sum of (a) the outstanding principal balance of the Revolving Loans plus (b) the Letter of Credit Obligations."

         (b) Section 1.1 of the Loan Agreement is further amended to add the following new definitions of "Additional Availability" and "Approved Acquisition" in proper alphabetical order:

                 "'Additional Availability': The term "Additional Availability" shall mean the amount, if any, permitted to be added to the Borrowing Base as a result of the consummation of any Approved Acquistion.

                 'Approved Acquisition': The term "Approved Acquisition" shall mean any Investment approved by the Bank pursuant to Section 6.11(i)."

         (c) The Loan Agreement is generally amended so that each reference to "NSU" shall be deemed a reference to "ENStar".

         (d)  Section 2.4(c) is amended in its entirety to read as follows:

              "(c) Non-Use Fee. The Borrower shall pay to the Bank a non-use fee (the "Non-Use Fee") for the period from the date hereof to the date the Credit terminates in an amount equal to one-quarter of one percent (1/4%) of the average daily Unused Credit Amount. The Non-Use Fee shall be charged for the actual number of days elapsed over a year consisting of 360 days on the actual daily balance of the Revolving Loans. The Non-Use Fee shall be paid by the Borrower on the last day of each March, June, September and December, commencing on the first such day to occur after the date hereof, and on the date the Credit terminates for the period then ended. The Bank may provide for the payment of any unpaid Non-Use Fee by charging a Disbursement Account or any other bank account maintained by any Borrower with the Bank or advancing any amount thereof to the Borrowers as a Revolving Loan."

         (e)  Section 2.15 is amended in its entirety to read as follows:

              "Section 2.15 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

                   (a) any tax, duty or other charge with respect to any Loan, any Letter of Credit, the Note or this Agreement is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of any Loan or of the Non-Use Fee or with respect to any Application or Letter of Credit (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is changed;

                   (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

                   (c) any increase in the amount of capital required or expected to be maintained by the Bank or any person controlling the Bank is imposed, modified or deemed applicable; or

              (d) any other condition affecting this Agreement is imposed on the Bank or the relevant funding markets;

          and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining any Loan or Letter of Credit or this Agreement or any Application is increased, or the amount of any sum receivable by the Bank hereunder or under the Note or any Application is reduced; then, the Borrowers shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling person in the instance of (c) above) on an after-tax basis for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the "Eurodollar Reserve Rate"). Determinations by the Bank for purposes of this Section of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods."


     (f) Section 5.1.1.(a) of the Loan Agreement is amendment in its entirety to read as follows:

              (a) ANNUAL AUDIT REPORT. As soon as available and in any event within 120 days after the end of each fiscal year of ENStar, the annual audit report of ENStar and its Subsidiaries prepared on a consolidated basis in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified, without qualification, by independent certified public accountants of recognized standing selected by ENStar and acceptable to the Bank, together with the related supplemental consolidating balance sheets and income statements and any management letters, management reports or other supplementary comments or reports to ENStar or its board of directors furnished by such accountants."

     (g)  Section 6.8 is amended in its entirety to read as follows:

          "6.8 Restricted Payments. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends and dividends payable to Americable), make any distribution to stockholders as such (other than Americable) or set aside any funds for any such purpose, and not prepay, purchase or redeem any subordinated Indebtedness of the Borrower or any Subsidiary; provided, however, that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, Americable may make payments to ENStar: (a) with respect to any tax obligation of Americable or any of its Subsidiaries actually paid by ENStar (less any refund actually received by ENStar); and (b) of an additional amount not to exceed in the aggregate, the sum of the following amounts received by Americable after February 28, 1997: (i) cash dividends received by Americable with respect to the CorVel Stock; and (ii) net cash proceeds received by Americable from the sale of the CorVel Stock. Any Excess Cash Flow which is not paid to the Borrower in the next succeeding fiscal year may not be included in the determination of Excess Cash Flow for such fiscal year."

     (h)  Section 6.11 is amended in its entirety to read as follows:

          "6.11 Investments. Acquire for value, make, have or hold any Investments, except: (a) advances to employees of the Borrowers or the Subsidiaries for travel or other ordinary business expenses, provided that the aggregate amount outstanding at any one time shall not exceed $50,000 in the aggregate for all employees; (b) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to the Bank;
     (c) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (e) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by the Borrowers and other Subsidiaries; (f) other Investments outstanding on the date hereof and listed on Schedule 6.11; (g) an Investment in the CorVel Stock; (h) loans, advances or other extensions of credit to Transition, provided that the aggregate amount outstanding from Americable or ENStar at any one time shall not exceed $1,000,000; (i) Investments by Americable in other Persons having similar business lines as Americable, provided that the aggregate initial amount of such Investments does not exceed $5,000,000 and Americable obtains the Bank's prior written consent to any such Investment, which consent may be given or withheld by the Bank in its sole discretion; and (j) other Investments consented to by the Bank in writing."

          (a) Supplement A (Amended 8/9/96) attached to the Loan Agreement is hereby deleted and Supplement A (Amended 5/97) attached to this Amendment is substituted therefor. All references in the Loan Agreement to "Supplement A" shall be references to Supplement A (Amended 5/97).

     1.2 Construction. All references in the Loan Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Loan Agreement as amended by this Amendment.

                ARTICLE II - REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Loan Agreement as amended herby, the Borrower herby warrants and represents to the Bank that: (a) The execution, delivery and performance by the Borrower of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate or partnership action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable, to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property; (b) The Loan Agreement as amended by this Amendment is the legal, valid and binding obligations of the Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights or creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

                      ARTICLE III - CONDITIONS AND EFFECTIVENESS

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

          3.1 Before and after giving effect to this Amendment, the representations and warranties in ARTICLE IV of the Loan Agreement shall be true and correct as though made on the date hereof except for changes that are permitted by the terms of the Loan Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

          3.2 Before and after giving effect to this Amendment, no Event of Default or no Default, shall have occurred and be continuing under the Loan Agreement except for those expressly waived by the terms hereof. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

          3.3 The Bank shall have received the following documents appropriately completed and duly executed by the Borrower and the other Obligors where appropriate:

               (a) This Amendment appropriately completed and duly executed by the Borrower, together with a resolution of the Borrower authorizing the execution and delivery of this Amendment in form and substance satisfactory to the Bank; and

               (b) Such other approvals, opinions or documents, as the Bank may reasonably request.

                              ARTICLE IV - GENERAL

          4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Loan Agreement.

          4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

          4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

          4.5 Successors: Enforceability. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          4.6 Recitals. The recitals hereto are incorporated herein by reference and constitute and integral part of this Amendment.

          4.7 Acknowledgement and Release. In order to induce the Bank to enter into this Amendment, the Borrower: (a) represents and warrants to the Bank that no events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations; and (b) hereby releases and forever discharges the Bank and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Bank or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Loan Documents and the transactions related thereto.

          4.8 Release of Transition. On the date hereof, the Bank releases Transition from the Guaranty Documents to which Transition is a party.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                           AMERICABLE, INC.,
                                           a Minnesota corporation


                                           By:
                                              -------------------------

                                           Title:
                                                 ----------------------

                                           FIRST BANK NATIONAL ASSOCIATION,
                                           a national banking association


                                           By:
                                              -------------------------

                                           Title:
                                                 ----------------------

                                    SUPPLEMENT A
                                         to
                 AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                        Dated as of June 1, 1993 Among
                FIRST BANK NATIONAL ASSOCIATION (the "Bank") and
                                   AMERICABLE, INC.
                          and CABLE DISTRIBUTION SYSTEMS, INC.
                            (collectively, the "Borrowers")
                                    (AMENDED 5/97)

1.     Loan Agreement Reference.    This Supplement A, as it may be amended or
modified from time to time, is a part of the Loan and Security Agreement, dated as of June 1, 1993, between the Borrowers and the Bank (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meanings given such terms in the Loan Agreement unless the context otherwise requires.

2.     Credit Amount; Borrowing Base.

2.1 Credit Amount. The maximum amount of Revolving Loans which the Bank will make available to the Borrowers shall not exceed NINE MILLION AND N0/100 DOLLARS ($9,000,000) (such amount is herein called the "Credit Amount") (unless such amount is increased by the Bank in its sole and absolute discretion).

2.2    Borrowing Base.  The term "Borrowing Base," as used herein, shall mean:

       (a) an amount of up to 85% of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

       (b) an amount of up to the lesser of (i) 40% of the net value (the lower of the cost or market value of such Inventory as determined by the Bank on a first in first out basis and after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrowers' Eligible Inventory or (iii) $1,500,000; plus

       (c)  the Additional Availability, if any.

2.3 Bank's Rights. The Borrower agrees that nothing contained in this Supplement A (a) shall be construed as the Bank's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or advance or in any way limit the Bank's right to resort to any or all of the Collateral as security for any of the obligations,
       (b) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Obligations or (c) shall supersede Section 2.10 of the Loan Agreement.

3.     Interest.

3.1 Revolving Loans. The unpaid balance of the Revolving Loans shall bear interest to maturity as follows:

       (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 2.50% per annum.

       (b) Reference Rate Advances. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

3.2 Default Rate. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus four percent (4%) or (ii) two percent (2%) above the rate in effect at the time such amount became due for such past due amount.

3.3 Overdraft Loans; Over Advances. Overdraft Loans and over Advances shall bear interest at the rate(s) determined pursuant to Section 2.8 or Section 2.9 of the Credit Agreement, as applicable.

4.     Eligible Account Receivable Data.

       (a) The Account Receivable must not be unpaid on the date that is 90 days after the date of the invoice evidencing such Account Receivable.

       (b) If invoices representing 10% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than 90 days after the dates of the invoices evidencing such Accounts Receivable, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

5. Additional Covenants. From the date of the Loan Agreement and thereafter until all of the Borrowers' Obligations under the Loan Agreement are paid in full, the Borrowers agree that, unless the Bank shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

5.1 Tangible Capital Base. During each of the periods set forth below, permit the Tangible Capital Base to be less than the amount set forth below opposite such period at any time:

     Period                          Tangible Capital Base
     ------                          ---------------------

June 1, 1996 through and
including December 30, 1996                 $3,300,000

December 31, 1996 through and
including December 30, 1997                 $3,500,000

December 31, 1997 through and
including May 30, 1998                      $4,000,000

May 31, 1998 and thereafter                 $4,750,000

5.2 Leverage Ratio. During each of the periods set forth below, permit the ratio of (a) the total of (i) Americable's unconsolidated Indebtedness, minus
(ii) Americable's unconsolidated Subordinated Debt, minus (iii) the aggregate unpaid accrued interest on all Subordinated Debt of Americable owing to NSU, to (b) Tangible Capital Base to be greater than: (x)2.5:1 during the period on and after June 30, 1996 to and including December 30, 1996; or (y) 2.2:1 at any time thereafter.

5.3 Interest Coverage Ratio. Permit the ratio, as of any Measurement Date, for the period commencing on the first day of Americable's fiscal year through and including such Measurement Date, of (a) Americable's unconsolidated EBITDA to
(b) the total of (i) Americable's unconsolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases) minus (ii) the aggregate unpaid accrued interest on all Subordinated Debt of Americable owing to NSU, to be less than: (r) 2:1 for any Measurement Date occurring prior to January 1, 1997; (s) 1.5:1 for any Measurement Date occurring during the Americable's 1997 fiscal year; or (t) 2:1 for any Measurement Date occurring thereafter. For purposes of this Supplement A, "Measurement Date" means: (x) at any time other than during Americable's 1997 fiscal year, the last day of any fiscal quarter; or (y) at any time during the Americable's 1997 fiscal year, the last day of such fiscal year.

5.4 Capital Expenditures. Make Capital Expenditures in an amount exceeding the following amounts determined on a consolidated basis for the Borrowers only (excluding Transition): (a) $600,000 during Americable's fiscal year ending December 31, 1996; (b) $1,250,000 during Americable's fiscal year ending December 31, 1997; and (c) $600,000 during any fiscal year thereafter.

Borrower's Initials__________
Bank's Initials__________
Date: May 29, 1997

                                       CERTIFICATE
                                       -----------


     I,                      , do hereby certify that I am the duly appointed
       ----------------------
or elected and qualified                        Secretary and the keeper of the
                        ------------------------
records of Transition Networks, Inc., a corporation organized and existing under the laws of the State of Minnesota (the "Corporation") and that the following is a true and correct copy of resolutions duly adopted by unanimous
written action of the Borrower's Board of Directors on the    day of May,
                                                                         ------
1997;

and that such resolutions are now in full force and effect, unamended, unaltered, and unrepealed:

     WHEREAS, there has been presented to the directors a form of First Amendment (the "First Amendment") to that certain Loan and Security Agreement dated as of August 9, 1996 (the "Loan Agreement"), between this Corporation and First Bank National Association (the "Bank").

     NOW, THEREFORE, BE IT RESOLVED, that any one of the Secretary, Vice President or Vice President--Finance of this Corporation is authorized to execute, in the name and on behalf of this Corporation, and deliver to the Bank the First Amendment and any promissory note or other instrument, document or agreement required by the Bank in connection with such First Amendment, substantially in the form of that reviewed by the directors, except for such changes, additions or deletions as such officer(s) shall deem proper; execution by such officer(s) of an amendment and related documents to be conclusive evidence that such officer(s) deem(s) all of the terms and provisions thereof to be proper (the executed First Amendment is hereafter called the "Amendment");

     FURTHER RESOLVED, that any one of the Secretary, Vice President or Vice President--Finance of this Corporation be and hereby is authorized on behalf of this Corporation to borrow from time to time under the Loan Agreement as amended by the Amendment, to agree to rates of interest and other terms of loans, and to repay all amounts so borrowed;

     FURTHER RESOLVED, that each officer of this Corporation be and hereby is authorized to take such action from time to time on behalf of this Corporation as he/she may deem necessary, advisable or proper in order to carry out and perform the obligations of this Corporation under the Loan Agreement as amended by the Amendment and all related instruments, documents and agreements;

     FURTHER RESOLVED, that all authority conferred by these resolutions shall be deemed retroactive and any and all acts authorized hereunder performed prior to the adoption of this resolution are hereby ratified, affirmed, adopted and approved;

     FURTHER RESOLVED, that the Secretary or any other officer of this Corporation is authorized to certify to said Bank a copy of these resolutions and the names and signatures of this Corporation's officers or employees hereby authorized to act, and the Bank is hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and is hereby authorized to rely on any such additional certificates.

     I FURTHER CERTIFY THAT the Bylaws and Articles of Incorporation previously delivered by this Corporation to said Bank have not been amended, modified or restated after the date of such delivery.

     I FURTHER CERTIFY THAT the following persons have been appointed or elected and are now acting as officers or employees of said Corporation in the capacity set before their respective names:

     TITLE               NAME               SIGNATURE

     Secretary           Peter E. Flynn     --------------------

     Vice President      Jeffrey J. Michael --------------------

     Vice Pres.-Finance  Thomas S. Wargolet --------------------

IN WITNESS WHEREOF, I have subscribed my name as Secretary this      day of
                                                               ------
May, 1997.

                                        --------------------------------
                                        Secretary